Exhibit 10.4

                        Aguila Tequila Purchase Agreement

                               Purchase Agreement

      PURCHASE AGREEMENT dated as of July 29, 2003 between DRINKS AMERICAS, INC. a Delaware corporation ("Purchaser") and AGUILA TEQUILA PARTNERS, a California general partnership ("Seller").

      WHEREAS, Seller owns the trademark "Aguila" and the logo "Guadalajara Imports" for use on tequila;

      WHEREAS, Seller has the right to distribute Aguila Tequila (as hereinafter defined) in California and Missouri and wishes to participate with Purchaser, as provided herein, in exploiting the aforesaid trademarks;

      WHEREAS, Purchaser desires to purchase the aforesaid trademarks, and Seller is willing to sell such trademarks to Purchaser pursuant to the terms hereof;

      NOW THEREFORE, the parties hereto, in consideration of the premises hereof and other good and valuable consideration, hereby agree as follows:

      1. Definitions. The following terms used herein shall have the meanings given to such terms below.

      "This Agreement" means this Purchase Agreement between Purchaser and
Seller.

      "Aguila Tequila" means tequila spirits bearing either of the Trademarks.

      "Assignment" means an assignment from Seller to Purchaser, subject to Seller's Right, of all right, title and interest in registrations of the Trademarks, and in applications for such registration, for use on all products whatsoever within the Territory, including the registrations and applications listed in Schedule I.

      "Branded Products" means any products whatsoever bearing either of the Trademarks and sold by Purchaser in the Territory.

      "Brand Net Profit" means the operating profit derived from sales by Purchaser of Branded Products and shall equal to excess of the amounts actually collected from customers for the purchase by them of Branded Products, less (i) the cost of goods sold and all other direct costs thereof, and (ii) an appropriately allocated portion of all general corporate and administrative expenses, allocated on the basis of revenues from various activities of Purchaser.

      "Closing" has the meaning given to such term in Section 3 hereof.

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      "Confidential Information" means non-public information received from a party to this Agreement, including financial information, operating procedures and techniques, concepts, drawings, designs, samples, promotional materials, marketing and sales strategies and procedures, and all other information labeled "Confidential" by such party with reference to this Agreement.

      "Deferred Payment" means the US$50,000 balance of the Purchase Price after payment of the Down Payment.

      "Down Payment" means a US$100,000 portion of the Purchase Price, payable at the Closing.

      "Purchase Price" means US$150,000 comprising the Down Payment and the Deferred Payment.

      "Purchased Property" means a 75% undivided interest in all registrations, and applications for registration, of each of the Trademarks in the Territory with regard to any products whatsoever, subject to the provisions of Sections 6 and 7 hereof and the exclusive right of Purchaser, vis-a-vis Seller, to register or apply for registration of either of the Trademarks in any other jurisdiction in the Territory with respect to any such products.

      "Purchaser" means Drinks Americas, Inc., a Delaware corporation.

      "Retained Percentage" means (i) 25%, if the Deferred Payment is duly paid, or (ii) 45%, if the Deferred Payment is not so paid and the assignment mentioned in the second sentence of Section 4 hereof shall have been made.

      "Retained Right" means Seller's right to receive the Retained Percentage of Brand Net Profit and licensing royalties, as provided in Section 7 hereof; provided, however, that in no event shall the Retained Right entitle Seller to less than $3.00 for each case of Aguila Tequila sold to customers subsequent to the date which is 18 months following the Closing.

      "Schedule I" means schedule I hereto listing all the registrations, and applications for registration, of either of the Trademarks owned by Seller within the Territory, showing the jurisdictions in which and products as to which each such registration or application has been filed.

      "Seller" means Aguila Tequila Partners, a California general partnership in which Blue Agave Marketing, Inc., 9820 Sundown Square, St. Louis, MO 63141, and Great Western Brokerage, Inc., P.O. Box 9088, La Jolla, CA 92038.

      "Territory" means the entire world, except Mexico.

      "Trademarks" means, collectively, the trademark "Aquila," the logo "Guadalajara Imports" and any artwork, designs or logos associated therewith.

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      2. Purchase and Sale. Purchaser hereby agrees to purchase the Purchased
Property from Seller in consideration of the Purchase Price, of which the Down Payment is to be delivered by Purchaser to Seller at the Closing hereinafter mentioned.

      3. Closing. The Closing shall be held at the offices of Ballon Stoll Bader & Nadler, P.C., 1450 Broadway, New York, NY 10018, on or before such date as is 60 days following the execution hereof. At the Closing, each of the following shall occur:

            (a) Seller shall deliver to Purchaser a master assignment of the Trademarks from Seller to Purchaser and Seller, in all jurisdictions in the Territory and as to all possible products, indicating a 75% undivided interest for Purchaser and a 25% undivided retained interest for Seller, respectively, therein;

            (b) Seller shall deliver to Purchaser such individual assignments of either of the Trademarks from Seller to Purchaser and Seller, in such jurisdictions and as to such products covered by Schedule I as Purchaser shall request in writing prior to the Closing, indicating the agreed 75%/25% undivided interests of Purchaser and Seller respectively therein, in proper form for recording in such jurisdictions;

            (c) Seller shall deliver to Purchaser an assignment of all its right, title and interest in the manufacture, importation, promotion, distribution and/or sale of Aguila Tequila, including an assignment of all brokerage, point-of-sale and other agreements of Seller pertaining to such activities, together with any consents required with respect to such assignment of agreements;

            (d) Purchaser shall make payment of the Down Payment to Seller by bank cashier's check or wire transfer; and

            (e) each party hereto shall deliver such other documents as are reasonably requested to evidence the performance of the obligations of such party hereunder.

      4. Payment of Deferred Payment. The Deferred Payment shall be paid in good funds by Purchaser to Seller not later than the first to occur of (i) the date which is six months following the date of the Closing, and (ii) the date which is 30 days following the collection by Purchaser of payment by customers in good funds for an aggregate of not less than 5,000 cases of Aguila Tequila sold by Purchaser to such customers. In the event that the Deferred Payment is not paid when due, Purchaser shall assign to Seller, and record in the appropriate trademark offices in the Territory, a 20% undivided interest in the Trademarks so that the Trademarks shall then be owned 55% by Purchaser and 45% by Seller, which adjusted percentages shall be given effect retroactively as of the Closing Date with any necessary payment of distributions made during such six-month period to accomplish such retroactive adjustment to be made promptly by Purchaser. Thereafter, Purchaser's obligation to pay the Deferred Payment shall be cancelled, and Seller shall not have any obligation to return any portion of the Down Payment to Purchaser.

      5. Covenants. The parties hereto represent and covenant to each other as follows:

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      (a) Orders Prior to Closing. Seller hereby appoints Purchaser to acts as its agent and designee in accepting and filling orders for sales of Aguila Tequila, in the name and for the account of Seller, in the Territory generated by Purchaser prior to the Closing and, assuming the Closing is completed, to account for the fulfillment of such orders (including sales proceeds and fulfillment costs) as if they had occurred following the Closing for Purchaser's account, it being agreed that if the Closing fails to occur for any reason, such orders shall be deemed to belong to Seller for all purposes;

      (b) Defective Products. Seller represents to Purchaser that the quality of Aguila Tequila sold by Seller prior to the Closing meets industry standards, and covenants that it shall assume responsibility for, and reimburse Purchaser for all costs arising as a result of, any Aguila Tequila in the hands of distributors discovered during the 45-day period following the Closing to be unsaleable by them;

      (c) Additional Assignments. In order to enable Purchaser to protect its rights in various jurisdictions within the Territory, Seller agrees to execute and deliver to Purchaser such additional assignments of the Trademarks, in such jurisdictions and as to such products covered by Schedule I as Purchaser may request from time to time, indicating the respective undivided interests of Purchaser and Seller respectively therein, in proper form for recording in such jurisdictions;

      (d) Broker's Representative. Purchaser agrees that Seller shall continue to act as broker's representative in handling sales by Purchaser of Aguila Tequila in the States of California and Missouri for so long as Seller reasonably performs the responsibilities attendant to such assignment and shall be entitled to a standard fee for providing such services; and

      (e) Territorial Restriction. Purchaser shall not sell any Branded Products to customers either (i) in Mexico, or (ii) in the Territory where Purchaser knows or has reason to know that such customer intends to resell such Branded Products in Mexico.

      6. Trademark. Seller hereby represents that each of the registrations of either of the Trademarks, and the applications for registration thereof, listed on Schedule I hereto is owned by Seller and that, following the Closing and subject to Seller's Interest, the Trademark shall be deemed to be entirely the property of Purchaser and Seller shall not claim any title or right to use the same in the Territory on any products whatsoever at any time and shall not question, dispute, attack or put in issue, the title or any rights of Purchaser in the Trademarks in the Territory on any such products. Purchaser agrees that it shall not register either of the Trademarks in any jurisdiction which recognizes undivided interests in the ownership of a trademark, and permits registrations to reflect such undivided ownership, without appropriately reflecting in such registration Seller's undivided interest in such Trademark.

      7. Seller's Interest. Following the Closing, Seller shall own the Retained Right. Seller agrees that whatever rights might accrue to Seller under the laws of any jurisdiction as the result of reflecting, in any registration of either of the Trademarks in such jurisdiction, the undivided interests therein of Purchaser and Seller, Seller's rights hereunder shall be limited to, and satisfied in full by, the Retained Right to receive the Retained Percentage of the sum of (i) Brands Net Profit, plus (ii) any and all royalties received by Purchaser from any licensing of the Trademark. The aforesaid payments shall be made semi-annually, not later than the 30th day following the end of each calendar half-year with regard to amounts collected by Purchaser during the immediately preceding calendar half-year, such payments to be accompanied by reasonable corporate administrative expense barometers and Aguila Tequila depletion reports. In the event of Purchaser's failure to make payment to Seller of any amount to which Seller is entitled pursuant to the Retained Right, Seller shall not as a result thereof gain any right to use either of the Trademarks or any right or interest therein, and its sole remedy shall be to bring suit for
(i) an accounting, and/or (ii) payment of any amount then due, together with
(iii) interest at an annual rate equal to 2% above the prime rate reported by the Wall Street Journal for the period from the due date of such payment to the date on which payment thereof is made, and (iv) expenses of such action, including reasonable legal fees.

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      8. Transfer of Assets. Purchaser covenants that it shall not transfer either of the Trademarks to any other person unless such person shall agree, in a writing reasonably satisfactory to Sellers, to be bound by the continuing provisions of this Agreement concerning the Retained Right. In the event of a breach of this provision, or any judicial invalidation of Seller's rights under
Section 7 hereof, the limitation on enforcement of the Retained Right contained in said Section 7 shall be null and void and Seller shall be entitled to any and all rights granted to Seller under the laws of any jurisdiction in which the registration of either of the Trademarks in such jurisdiction reflects Seller's undivided interest therein in the amount of the Retained Percentage.

      9. Perpetuities. Notwithstanding anything to the contrary herein, this Agreement shall expire, and the provisions hereof shall be null and void, upon the expiration of twenty-one years following the death of the last to die of Bruce K. Klein, J. Patrick Kenny, and their descendants living (including a period of gestation) on the date of the execution hereof.

      10. Non-Agency. Nothing in this Agreement shall be construed to constitute either party the agent of the other party or to constitute the parties as members of a joint venture of partners, nor shall any similar relationship be deemed to exist between them.

      11. Severability. In the event that any provision of this Agreement shall be judicially held to be invalid or unenforceable, or if the scope of any such provision shall be held to be overly broad in scope or term, such holding shall not invalidate or render unenforceable any other provision hereof and such overly-broad provision shall be validated and enforced to the fullest extent permitted by law.

      12. Entire Agreement: Modifications in Writing. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties hereto, whether written or oral. No modification of any of the terms and conditions of this Agreement shall be valid unless contained in a written instrument signed by both parties hereto.

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      13. Nonassignability. Except as specifically contemplated herein, this
Agreement and any rights, privileges or obligations hereunder may not be assigned or transferred in whole or part by either party hereto without the prior written consent of the other party.

      14. Confidentiality. Each of the parties hereto agrees not to disclose to any other person at any time nor to use for any purpose other than for implementation of this Agreement the Confidential Information received by it from the other party under this Agreement; provided, however, that this Section shall not prohibit disclosure by a party to this Agreement of information which
(i) generally becomes available to the public other than as a result of disclosure by such party, (ii) was within the possession of such party prior to being furnished to it by the other party to this Agreement, or (iii) becomes available to such party on a non-confidential basis from a source independent of such other party.

      15. Notices. Any notice to be given hereunder shall be in writing and shall be deemed duly given (i) upon mailing a confirmation by first class mail, postage prepaid, of facsimile or e-mail transmission, (ii) when sent by overnight delivery or courier, or (iii) when mailed by registered or certified mail return receipt requested and postage prepaid:

                  (a) if Seller, addressed to:

                           Aguila Tequila Partners
                           c/o David Kay
                           9820 Sundown Square
                           St. Louis, MO 63141
                           Attention:  Mr. David C. Kay
                           ---------

                  (b) if to Purchaser, addressed to:

                           Drinks Americas, Inc.
                           372 Danbury Road
                           Wilton, CT 06897
                           Attention:  Mr. Bruce K. Klein
                           ---------

with a copy to:

                           Ballon Stroll Bader & Nadler, P.C.
                           1450 Broadway
                           New York, NY 10002
                           Attention:  Howard D. Bader, Esq.
                           ---------

or to such other address as such party hereto shall designate in writing to the other party.

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      16. Waiver. A waiver by either party hereto of any particular default or breach by the other party shall not affect or prejudice the rights of the aggrieved party with respect to any other default or breach whether of the same or different nature.

      17. Assurances. Each of the parties hereto shall do such further acts and things, including executing appropriate documents, as may reasonably be requested by the other party to carry out the intent of this Agreement.

      18. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of parties hereto and their respective successors and permitted assigns.

      19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such state.

      20. Jurisdiction and Venue. Each of the parties hereto hereby consents to the exclusive jurisdiction of the state or federal courts located in the Borough of Manhattan, New York, and agrees that any action concerning a dispute arising out of or relating to this Agreement shall be brought in any such court and that process, notice of motion, or other application of the court, or a judge thereof, or any notice in connection with the proceedings provided for herein may be served within or without the State of New York as provided herein for the serving of notices hereunder.

      21. Equitable Remedies. The parties agree that in the event of an actual or threatened breach of the provisions herein concerning restrictions on the use of the Trademark, or of any other act which would entitle the damaged party to injunctive relief, such party may suffer irreparable damage and will not have an adequate remedy at law. Accordingly, in the event of such an actual or threatened breach or act, such party shall be permitted to apply for and to obtain an injunction restraining any other party from such actual or threatened action, in addition to such party's other remedies at law or equity.

      22. Captions. The captions heading each Section of this Agreement are for convenience only and shall have no effect on the interpretation or meaning of this Agreement.

      23. Duplicate Originals. This Purchase Agreement may be signed in duplicate originals.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its respective name by one of its representative thereunto duly authorized, as of the day and year set forth above.

/s/ David Kay
----------------------------------

/s/ J. Patrick Kenny
----------------------------------


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